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                          PREFERRED STOCK PURCHASE AGREEMENT


                            DATED AS OF SEPTEMBER 26, 1996


                                       BETWEEN


                     FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.


                                         AND


                              FIRST SECURITY CORPORATION

                              $20,000,000 NONCUMULATIVE
                              PERPETUAL PREFERRED STOCK

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                     FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

                              $20,000,000 NONCUMULATIVE
                              PERPETUAL PREFERRED STOCK

                          PREFERRED STOCK PURCHASE AGREEMENT

         THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of September 26, 1996, between FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., a Montana corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached (collectively referred to as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated, capitalized terms are defined in Section 7.

                                   R E C I T A L S

    A. The Company has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of May 24, 1996 by and among the Company and Wells Fargo & Company ("Wells Fargo") pursuant to which Wells Fargo has agreed to sell, and the Company has agreed to purchase, all of the issued and outstanding capital stock of First Interstate Bank of Montana, N.A. (the "Montana Bank") and First Interstate Bank of Wyoming, N.A. (the "Wyoming Bank") (the Montana Bank and the Wyoming Bank are collectively referred to as the "Banks").

    B. In order to finance a portion of the purchase price to be paid by the Company for the acquisition of all of the issued and outstanding capital stock of the Banks (the "Acquisition"), the Company has agreed to sell, and the Purchasers have agreed to purchase, the Company's Noncumulative Perpetual Preferred Stock, on the terms and conditions set forth herein.

         AUTHORIZATION.

              AUTHORIZATION OF THE PREFERRED STOCK. The Company shall authorize the issuance and sale to the Purchasers of 20,000 shares of its Noncumulative Perpetual Preferred Stock, no par value (the "Preferred Stock"), having the rights and preferences set forth in the Certificate of Designation attached as EXHIBIT A (the Certificate of Designation").

              PURCHASE AND SALE OF THE PREFERRED STOCK. At the Closing the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers at a price of $1,000 per share. The sale of Preferred Stock to each Purchaser shall constitute a separate sale hereunder.

              THE CLOSING. The closing of the separate purchases and sales of the Preferred Stock (the "Closing") shall take place at the offices of Holland & Hart, 401 North 31st Street, Suite 1500, Billings, Montana at 10:00 a.m. after the date on which the conditions set forth in Section 2 of this Agreement have been met and simultaneously with the closing of the transactions contemplated by the Stock Purchase Agreement, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser (the "Closing Date"), but in no event later than December 31, 1996 (the "Outside Closing Date"). At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock to be

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purchased by each Purchaser, registered in such Purchaser's name, upon payment of the purchase price therefor by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account in accordance with the following wire transfer instructions, in the amount set forth opposite such Purchaser's name on the Schedule of Purchasers:

         ABA No.  092901683
         First Interstate Bank of Commerce, Billings, MT
         Acct. No. 1101357554
         Account Name:  First Interstate BancSystem of Montana, Inc.

         2.   CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE.

              2.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE PURCHASE AND SALE OF THE PREFERRED STOCK. The respective obligation of the Company and each Purchaser to consummate the purchase and sale of the Preferred Stock is subject to the fulfillment, or written waiver by the Company and each Purchaser, of each of the following conditions:

                   2.1.1 GOVERNMENTAL AND REGULATORY CONSENTS. The approval of (i) the Federal Reserve Board ("FRB") of the issuance of the Preferred Stock on the terms and conditions set forth herein, (ii) the FRB of the inclusion of the Preferred Stock in the Company's Tier 1 Capital, and (iii) the FRB and the Wyoming state banking commissioner of the Acquisition, shall have been obtained and shall be in full force and effect and all related waiting periods, if any, shall have expired.

                   2.1.2 THIRD PARTY CONSENTS. All consents or approvals of all Persons (other than those set forth in Section 2.1.1) required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the purchase and sale of the Preferred Stock shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not have a Material Adverse Effect.

                   2.1.3 PURCHASE PERMITTED BY APPLICABLE LAWS. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

____________________2.1.4    CONSUMMATION OF THE ACQUISITION. All conditions to
the Acquisition shall have been satisfied or waived on or prior to December 31, 1996.

              2.2. CONDITIONS TO OBLIGATION OF EACH PURCHASER. The obligation of each Purchaser to consummate the purchase of the Preferred Stock is also subject to the fulfillment, or written waiver by such Purchaser, of each of the following conditions:

                   2.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Section 3 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects

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as of such date), and the Purchasers shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by an Executive Officer of the Company to such effect.

                   2.2.2 CERTIFICATE OF DESIGNATION. The Company shall have duly adopted, executed and filed with the Secretary of State of Montana Articles of Amendment establishing the terms and the relative rights and preferences of the Preferred Stock as set forth in the Certificate of Designation ("Articles of Amendment"). The Articles of Amendment shall be in full force and effect on the Closing Date and shall not have been amended or modified.

                   2.2.3 BLUE SKY CLEARANCES. The Company shall have made all filings under applicable state securities laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such laws.
                   2.2.4 CLOSING DOCUMENTS. The Company shall have delivered to each Purchaser all of the following documents:

                        (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Sections 2.1 and
         2.2.2 through 2.2.3, inclusive, have been fully satisfied;

                        (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the filing of the Articles of Amendment, the issuance and sale of the Preferred Stock, and the consummation of all other transactions contemplated by this Agreement;

                        (iii) certified copies of the Articles of Incorporation, the Articles of Amendment and the Company's bylaws, each as in effect at the Closing;

                        (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder.

                   2.2.5 PROCEEDINGS. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser.

                   2.2.6 EXPENSES. The Company shall have reimbursed the Purchasers for the fees and expenses of their special counsel as provided in
Section 8.5.

                   2.2.7 COMPLIANCE WITH APPLICABLE LAWS. The purchase of Preferred Stock by each Purchaser shall not be prohibited by any applicable law or governmental regulation, shall not subject any Purchaser to any penalty, liability or, in such Purchaser's reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which such Purchaser is subject.

                   2.2.8 DELIVERY OF STOCK CERTIFICATES. The Company shall have delivered to each Purchaser stock certificates for the number of shares of Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers.

                   2.2.9 NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing, there shall not have been any material adverse change in the business or financial condition of the Company.

                   2.2.10 PERFORMANCE OF OBLIGATIONS. The Company shall have performed all other obligations required by this Agreement to be performed by it prior to or at the Closing.

              2.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the sale of the Preferred Stock is also subject to the fulfillment, or written waiver by the Company, of the following conditions:

                   2.3.1 PROOF EACH PURCHASER IS AN INSTITUTIONAL INVESTOR. Each Purchaser shall have provided the Company with any documentation reasonably requested by the Company establishing that such Purchaser is an Institutional Investor.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock, the Company represents, warrants and covenants that:

              3.1. ORGANIZATION; BANK HOLDING COMPANY REGISTRATION. The Company has been duly organized and is a validly existing corporation in good standing under the laws of the State of Montana, with its chief executive offices located in Billings, Montana. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended.

              3.2. CORPORATE POWER; AUTHORIZATION. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The issuance of the Preferred Stock on the terms and conditions contained herein has been duly and validly authorized by the Company.

              3.3. NO CONFLICT. The execution, delivery and performance of this Agreement does not and will not violate, conflict with or constitute a default under any provision of the charter documents of the Company or any regulation, order, arbitration award, judgment or decree or any contract to which the Company is a party or by which its property or assets are bound.

              3.4. CAPITALIZATION. The Company's authorized capital stock consists of 5,000,000 shares of common stock, no par value, approximately 1,981,489 shares of which are outstanding, and 100,000 shares of preferred stock, none of which are outstanding prior to the issuance of the Preferred Stock. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth on Schedule 3.4, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. There are no preemptive rights to purchase securities of the Company.

              3.5. DISCLOSURE. Neither this Stock Purchase Agreement, the Offering Memorandum nor any of the schedules, attachments, written statements, documents, certificates or other items prepared and supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its Executive Officers or directors is aware (other than matters of a general economic nature) and which has had or would reasonably be anticipated to have a Material Adverse Effect.

              3.6. FINANCIAL STATEMENTS. The Company has furnished to the Purchasers its consolidated financial statements for its three most recent fiscal years. (Such financial statements are collectively referred to as the "Reports".) The consolidated financial statements and related notes included in the Reports present fairly the consolidated financial position of the Company and its Subsidiaries at the dates of the balance sheets included therein and the consolidated results of their operations for the periods covered and were prepared in conformity with GAAP consistently applied, except as may be noted therein. Since January 1, 1996, there has been no change in the financial condition or business of the Company or its Subsidiaries, taken as a whole, which would constitute a Material Adverse Effect.

              3.7. COMPLIANCE WITH LAW. Except where the failure to comply would not have a Material Adverse Effect, the Company and its Subsidiaries are in compliance, in the conduct of their respective businesses, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Fair Lending Laws.

              3.8. GOVERNMENTAL CONSENTS. Other than the consents described in Section 2.1.1 and the filing of the Articles of Amendment with the Montana Secretary of State, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, court, commission or other entity ("Governmental Entities"), in connection with the execution, delivery or performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

              3.9. LITIGATION. There are no criminal or administrative investigations or hearings of, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings of, before or by any person or entity (including any Governmental

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Entity) pending or, to the knowledge of the Company's Executive Officers, threatened, against the Company or any of its Subsidiaries (including, without limitation, under any of the Fair Lending Laws); and neither the Company nor any of its Subsidiaries is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the Federal Deposit Insurance Corporation (the "FDIC") or the supervision or regulation of it or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, or similar submission.

              3.10. TAXES. The Company has timely filed, for itself and on behalf of its Subsidiaries, all tax returns reasonably deemed by the Company to be required and has paid all Taxes due, payable or owed for all periods for which returns are required to be filed, other than Taxes contested in good faith. Except as set forth on Schedule 3.10, (a) no governmental entity has, during the past three years, examined or is in the process of examining any tax returns of either the Company or its Subsidiaries, and (b) no governmental entity has proposed any deficiency, assessment, or claim for Taxes against either the Company or its Subsidiaries.

               3.11. TITLE TO ASSETS. Except as disclosed or reserved against in the Call Reports and except for security interests in securities of the Company's Subsidiaries which are banks granted by such Subsidiaries to deposit customers of such Subsidiaries in connection with repurchase agreements entered into by such Subsidiaries in the ordinary course of business with their deposit customers, the Company and its Subsidiaries have good and marketable title, free and clear of all liens, claims, security interests or other encumbrances (except those encumbrances which do not interfere in any material respect with the use of the property or the conduct of the business of the Company and its Subsidiaries) to their properties and assets, tangible or intangible, including all assets identified in the Latest Balance Sheet (except to the extent such properties or assets have been disposed of in the ordinary course of the business of the Company or its Subsidiaries).

               3.12. REQUIRED LICENSES. Except where such failure would not have a Material Adverse Effect, the Company and its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities, that are required in order to permit them to carry on their respective businesses as presently conducted. Neither the Company nor any of its Subsidiaries has received notification or communication from any Governmental Entity (including any bank, insurance and securities regulatory authorities) or the staff thereof, which remains in effect (a) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Entity enforces; (b) threatening to revoke any license, franchise, permit or governmental authorization of the Company or any of its Subsidiaries; or (c) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance of the Company's Subsidiaries which are banks.

               3.13. EMPLOYEE BENEFITS. (a) The Company and each of its Subsidiaries and each ERISA Affiliate have fulfilled all of their obligations in all material respects under ERISA and the Code with respect to each Plan, including but not limited to all minimum funding

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standards, all reporting and disclosure requirements and, where applicable, the continuation coverage requirements in Part 6 of Title I of ERISA and Section 4980B of the Code; and they are in compliance in all material respects with the presently applicable provisions of ERISA and the Code; and they have not incurred any liability to the PBGC (other than premiums due and not delinquent under Section 4007 of ERISA) or a Plan under ERISA. The representations and warranties set forth in this Section 3.13(a) (other than as to the incurrence of any liability to a Plan under ERISA) are made to the best of the Company's knowledge to the extent they apply to any Multiemployer Plan.

         (b) Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

         (c) Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any unpaid liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

              3.14. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has or will take any action that would cause the loss of exemption for the offer and sale of the Preferred Stock from the registration requirements of the Securities Act.

              3.15. USE OF PROCEEDS; MARGIN REGULATIONS. The Company shall not, nor shall it permit any Subsidiary to, use any proceeds from the sale of the Preferred Stock hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation G or T promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, indirectly or indirectly, in whole or in part by collateral that includes any "margin securities."

              3.16. EXISTING INDEBTEDNESS. The Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any state of facts or inaction at or prior to the Closing other than: (i) liabilities set forth on the balance sheet (including any notes thereto) of the Company at December 31, 1995 (the "Latest Balance Sheet"), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and
(iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

              3.17. FOREIGN ASSETS CONTROL REGULATIONS. The Company acknowledges that certain Purchasers may be foreign entities or have foreign persons and entities as partners and that the Company may be required, and hereby agrees, to file or cause to be filed in the future with the Internal Revenue Service ("IRS") all statements with its United States income tax returns required under Section 1.897-2(h) of the U.S. Treasury Regulations. To the Company's knowledge, it is not presently a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. The Company shall use its reasonable efforts consistent with sound business practice to avoid becoming a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. In the event the

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Company in the future becomes aware that it is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code, the Company shall promptly notify each Purchaser in writing of such fact. Promptly after receipt of a request from a Purchaser, the Company shall prepare and deliver to such Purchaser the statement required under U.S. Treasury Regulation
Section 1.897-2(h)(1) under the Code. The Company shall provide a notice to the IRS with respect to such requested statement as required by U.S. Treasury Regulation Section 1.897(2)(h)(1) under the Code. Further, the Company shall prepare and deliver to the IRS within thirty days after the receipt of a request from a Purchaser either or both of the following documents: (i) an affidavit in conformance with the requirements of Section 1445(b)(3) of the Code, or (ii) a notarized statement, executed by an officer of the Company having actual knowledge of the facts, that the shares of the Company stock held by such Purchaser are of a class that is regularly traded on an established securities market, within the meaning of Section 1445(b)(6) of the Code. If the Company is unable to provide either of the documents described in (i) or (ii) above, if requested, it shall promptly notify such Purchaser in writing of the reasons for such inability. Finally, upon the request of a Purchaser and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall cooperate fully with the efforts of such Purchaser to obtain a "qualifying statement," within the meaning of Section 1445(b)(4) of the Code, or such other documents as would excuse a transferee of a foreign investor's interest from withholding of income tax imposed pursuant to Section 897(a) and 1445 of the Code.

              3.18. ENVIRONMENTAL MATTERS. (a) For purposes of this Section 3.18, the following terms shall have the indicated meaning:

         "BUSINESS" means the business conducted by the Company and its Subsidiaries.

         "ENVIRONMENTAL LAW: means any law, regulation, order or decree relating to Hazardous Substances or the protection of the environment.

         "HAZARDOUS SUBSTANCES" means substances which are listed or classified pursuant to any Environmental Law, including any petroleum products or byproducts, polychlorinated biphenyls ("PCBs"), radioactive materials or radon gas.

    (b) The Company and its Subsidiaries, and all real property owned by the Company or its Subsidiaries (collectively, "Real Property"), are in material compliance with applicable Environmental Laws.

    (c) There are no pending claims, actions, or proceedings involving the Company or any of its Subsidiaries relating to:

              (i) an asserted liability of the Company or its Subsidiaries under any Environmental Law or the terms and conditions of any permit, license, authority, settlement, agreement, decree or other obligation pursuant to any Environmental Law;

              (ii) the handling, storage, use, transportation, removal or disposal of Hazardous Substances;

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              (iii)     the discharge, release or emission of Hazardous
Substances from, on or under or within the Real Property into the air, water, surface water, ground water, land surface or subsurface strata; or

              (iv) personal injuries or damage to property caused by a release of Hazardous Substances.

    (d) To the knowledge of the Company's Executive Officers and the Executive Officers of the Company's Subsidiaries, no Hazardous Substances have been used, handled, stored, released or emitted by the Company or its Subsidiaries at or on any Real Property except in compliance with applicable Environmental Laws and as would not be reasonably expected to create conditions requiring remediation under any Environmental Law.

              3.19. SUBSIDIARIES. The Subsidiaries of the Company and the percentage of issued and outstanding shares of stock of each such Subsidiary owned of record and beneficially by the Company are as set forth in Schedule
3.19. All of the issued and outstanding shares of capital stock of the Company's Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth on Schedule 3.19, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of any of the Company's Subsidiaries. Each such Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation. Each such Subsidiary has the corporate power and authority to own its properties and conduct its business as presently conducted and is fully qualified to do business as a foreign corporation in good standing in each jurisdiction in which (a) its ownership or lease of real property or the conduct of its business makes such qualification necessary and (b) the failure to so qualify would have a Material Adverse Effect. Other than the Subsidiaries set forth on Schedule 3.19, the Company owns no capital stock or other equity, ownership or proprietary interest in any other entity. The deposit accounts of each of the Company's Subsidiaries which are banks are insured by the Bank Insurance Fund of the FDIC up to the maximum applicable amount in accordance with the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such membership or insurance are pending, or, to the knowledge of the Company, threatened.

              3.20. MAINTENANCE OF INSURANCE BY SUBSIDIARIES. The Company and the Company's Subsidiaries maintain (either in the Company's or the Subsidiary's own name), with financially sound and reputable insurance companies, insurance on their properties in at least such amounts and against such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

              3.21. SECURITIES LAWS. The Company (a) has not taken and will not take any action that would cause the sale of the Preferred Stock to be subject to the provisions of Section 5 of the Securities Act of 1933, as amended, and (b) directly or indirectly, has not offered and will not offer any interest in the Preferred Stock or any part thereof for sale to, or solicited any such sale from, anyone other than the Purchasers and not more than 29 other Persons.

              3.22. BROKER'S FEES. No Person acting on behalf of the Company is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory fee, directly or indirectly, from the Purchasers in connection with the transactions contemplated by this Agreement.

              3.23. USE OF PROCEEDS. The Company will use the proceeds of the sale of the Preferred Stock to purchase the stock of the Banks.

         4.   AFFIRMATIVE COVENANTS.

    The Company covenants and agrees that:

              4.1. REPORTS AND NOTICES. The Company shall provide to each Purchaser the following reports, information and notices:

              (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than 120 days after the end of any fiscal year of the Company occurring while the Preferred Stock is outstanding, annual financial statements for the Company and its Subsidiaries on a consolidated basis, prepared in accordance with GAAP consistently applied which shall: (i) be audited by independent certified public accountants selected by the Company ; (ii) be accompanied by a report of such accountants containing an opinion of such accountants; and (iii) include a balance sheet, an income statement, a statement of cash flow, a statement of stockholders' equity, and all notes and schedules relating thereto.

              (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in no event more than 60 days after the end of each of the first three quarters in any fiscal year of the Company occurring while the Preferred Stock is outstanding, the following financial statements of the Company and its Subsidiaries on a consolidated basis, prepared in accordance with GAAP consistently applied: (i) a balance sheet, (ii) an income statement, and (iii) a statement of stockholders' equity, for such quarter and for the year to date.

              4.2. MAINTENANCE OF PROPERTIES. The Company will cause its properties and the properties of its Subsidiaries used or useful in the conduct of the business of the Company and its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary facilities and equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the foregoing shall not prevent the Company or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Purchasers.

              4.3. INSURANCE. Subject to the right to sell, abandon or otherwise dispose of any building or property whenever in the opinion of the Company the retention thereof is inadvisable or not necessary to the business of the Company and its Subsidiaries, the Company will at all times cause all buildings, equipment and other insurable properties owned or operated by it or any Subsidiary to be insured with responsible insurance carriers against loss or damage by fire and other hazards, to the extent, and in such amounts, as is customary among corporations owning or operating properties of a similar character.

              4.3. COMPLIANCE WITH LAW. The Company and its Subsidiaries shall comply with all statutes, rules, regulations and orders of and restrictions imposed by Governmental Entities applicable to the Company and its Subsidiaries.

              4.5. MAINTENANCE OF CORPORATE EXISTENCE. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and its Subsidiaries.

              4.6. PAYMENT OF TAXES. The Company and the Company's Subsidiaries will pay or discharge or cause to be paid or discharge, before the same shall become delinquent, all Taxes levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of the Company's Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         5. NEGATIVE COVENANTS. So long as any of the Preferred Stock remains outstanding, the Company covenants and agrees:

               5.1. NO CONFLICTING AGREEMENTS. The Company shall not become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the Articles of Amendment , the Articles of Incorporation or the Company's bylaws (including, without limitation, provisions relating to payment of dividends on the Preferred Stock).

               5.2. RELATED PARTY TRANSACTIONS. The Company shall not enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates, except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement.

          6.  TRANSFER OF THE PREFERRED STOCK.

               6.1. PERMITTED TRANSFERS. The Preferred Stock is transferable (a) pursuant to public offerings registered under the Securities Act, (b) to Institutional Investors, and (c) subject to the conditions specified in Section 6.2, pursuant to any other legally available means of transfer.

               6.2. RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL. In connection with any proposed transfer of the Preferred Stock (other than a transfer described in Section 6.1(a) or (b)), the holder thereof shall deliver written notice to the Company describing in reasonable detail the terms of the proposed transfer, including without limitation the identity of the proposed purchaser, the consideration to be paid, and the proposed date of the transfer (the "Sale Notice"). Upon receipt of a Sale Notice, the Company shall have the right (but shall not be obligated to exercise the right) to purchase the Preferred Stock proposed to be transferred on the same terms and conditions contained in the Sale Notice. The Company shall notify the holder proposing to transfer the Preferred Stock within 30 days after receipt of the Sale Notice whether or not it elects to purchase the Preferred Stock. If the Company elects to purchase such Preferred Stock, the holder proposing disposition shall be bound to transfer such Preferred Stock, free and clear of all liens and encumbrances, to the Company. If the Company does not elect to purchase such Preferred Stock, the holder proposing disposition may proceed with the disposition of the Preferred Stock, but only to the Persons and on the terms and conditions set forth in the Sale Notice. The purchaser of the Preferred Stock must agree in writing to be bound by the provisions of this Section 6.2 with respect to future transfers of the Preferred Stock.

          7.  DEFINITIONS. For purposes of this Agreement:

         "Affiliate" shall mean, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person), and shall include (a) any officer or director or general partner of the Company (or such specified Person) and (b) any Person of which the Company (or such specified Person) or any Affiliate (as defined in clause
(a) above) of the Company (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests.

          "Business Day" shall mean any day other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the State of Montana or the State of New York.

         "Call Reports" shall mean the Consolidated Reports of Condition filed by the Company's Subsidiaries which are banks with respect to periods since January 1, 1996.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, from time to time, or any successor statute thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

         "ERISA Affiliate" shall mean any Person which would be deemed to be under "common control" with the Company within the meaning of Section 4001(b)(1) of ERISA.

         "Executive Officer" shall mean (a) for the Company, the chief executive officer, president and chief financial officer; and (b) for the Company's Subsidiaries which are banks, the chief executive officer, president and executive vice presidents.

         "Fair Lending Laws" shall mean the National Bank Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination.

         "GAAP" shall mean generally accepted accounting principles as from time to time defined by controlling pronouncements of the Financial Accounting Standards Board or any successor organization, consistently applied.

         "Institutional Investors" shall mean institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act.

         "Material Adverse Effect" shall mean an effect which (a) is materially adverse to the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, (b) significantly and adversely affects the ability of the Company to consummate the transactions contemplated hereby or to perform its material obligations hereunder, or (c) enables any person or entity to prevent the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that any effect resulting from (i) actions or omissions of the Company taken with the prior consent of the Purchasers in contemplation of the transactions provided for herein or (ii) circumstances affecting the banking industry in Montana or Wyoming generally shall be deemed not to be a Material Adverse Effect.

         "Offering Memorandum" shall mean the Private Placement Offering Memorandum dated August 16, 1996 relating to the offering of the Preferred Stock.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" shall mean a corporation, association, partnership, limited liability company, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

         "Plan" shall mean any employee welfare benefit plan or employee pension benefit plan or any plan that is both an employee welfare benefit plan and an employee pension benefit plan, as defined in Section 3 of ERISA that the Company or any ERISA Affiliate maintains or is obligated to contribute to for the benefit of employees or former employees of the Company of any ERISA Affiliate.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" shall mean any Person of which the Company shall, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the issued and outstanding voting capital stock, (b) hold at least 50% of the partnership, joint venture or similar interests, or (c) be a general partner.

         "Tax" shall mean any tax or similar governmental charge, assessment or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, or minimum taxes) together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivisions or agency thereof.

         "Tier 1 Capital" shall have the meaning and characteristics ascribed to such term in Appendix A to 12 C.F.R. Part 225.

         The following terms are defined elsewhere in the Agreement:

                   "Acquisition"                 Recitals
                   "Agreement"                   Recitals
                   "Articles of Amendment        Section 2.2.2
                   "Banks"                       Recitals
                   "Business"                    Section 3.16(a)
                   "Certificate of Designation"  Section 1.1
                   "Closing"                     Section 1.3
                   "Closing Date"                Section 1.3
                   "Company"                     Recitals
                   "Environmental Law"           Section 3.16(a)
                   "FRB"                         Section 2.1.1
                   "FDIC"                        Section 3.7
                   "Governmental Entities"       Section 3.6
                   "Hazardous Substances"        Section 3.16(a)
                   "IRS"                         Section 3.15
                   "Latest Balance Sheet"        Section 3.14
                   "Montana Bank"                Recitals
                   "Outside Closing Date"        Section 1.3
                   "PCBs"                        Section 3.16(a)
                   "Purchaser"                   Recitals
                   "Real Property"               Section 3.16(b)
                   "Reports"                     Section 3.4
                   "Stock Purchase Agreement"    Recitals
                   "Wells Fargo"                 Recitals
                   "Wyoming Bank"                Recitals

          8.  MISCELLANEOUS.

               8.1. COURSE OF DEALING. For the purposes of this Agreement and all documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and the Purchasers and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

               8.2. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile upon confirmation or receipt, (b) on the first business day following the date of mailing if delivered by next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, instructions or other documents to be given hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice, request, instruction or document in accordance with this Section 8.2:

                    8.2.     (a)  If to the Company:

                             First Interstate BancSystem of
                               Montana, Inc.
                             401 N. 31st Street
                             Billings, Montana  59101-1200
                             Facsimile:  406-255-5069
                             Attention:  Thomas W. Scott
                                         Terrill R. Moore

                             with a copy to:

                             Holland & Hart LLP
                             401 North 31st Street
                             Suite 1500
                             Billings, Montana  59101-1200
                             Facsimile:  406-252-1669
                             Attention:  David R. Chisholm, Esq.

                             (b)  If to the Purchasers:

                             First Security Corporation
                             79 South Main
                             Salt Lake City, UT  84111
                             Facsimile:  801-359-6928
                             Attention:  Scott C. Ulbrich

               8.3. TREATMENT OF THE PREFERRED STOCK. The Company covenants and agrees that so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock (a) it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (b) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports.

               8.4. PURCHASER'S REPRESENTATIONS. Each Purchaser hereby represents (a) that it is an Institutional Investor, (b) that it is acquiring the Preferred Stock purchased hereunder for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; (c) that the acquisition of the Preferred Stock will not constitute a "prohibited transaction" (as such terms is defined under ERISA) under Section 406 of ERISA or Section 4975 of the Code, and (d) that it has not, directly or indirectly, incurred and will not directly or indirectly incur any obligation for any finder's or broker's or similar fees or commissions in connection with this Agreement, the issuance and delivery of the Preferred Stock, or the transactions contemplated hereby. The acquisition of the Preferred Stock by each Purchaser at Closing shall constitute confirmation by it of the accuracy of the foregoing representations and warranties on and as of the time the Preferred Stock is issued.

     8.4. Each Purchaser acknowledges that the Preferred Stock has not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Each Purchaser agrees not to transfer the Preferred Stock except in accordance with all applicable securities laws. Each certificate for the Preferred Stock shall be imprinted with a legend in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may be reoffered and sold only if so registered or if an exemption from such registration is available. The transfer of the securities represented hereby is subject to the conditions specified in the Preferred Stock Purchase Agreement, dated as of September 26, 1996, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

               8.5. EXPENSES. The Company agrees to pay, and hold each Purchaser harmless against liability for the payment of, (i) the reasonable fees (not to exceed $25,000, provided that no material unforeseen issues or conditions arise) and expenses of one special counsel representing all of the Purchasers arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, upon demand, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Articles of Incorporation or the Articles of Amendment, provided that if such amendment or waiver is initially requested by any holder, then each holder shall pay its own fees and expenses, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock and, (iv) the enforcement of the rights granted under this Agreement, the agreements contemplated hereby, the Articles of Incorporation and the Articles of Amendment.

               8.6. REMEDIES. Each holder of Preferred Stock shall have all rights and remedies set forth in this Agreement, the Articles of Incorporation and the Articles of Amendment and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any holder having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

               8.7. CONFIDENTIALITY. Each Purchaser will make no disclosure of confidential information furnished to it by the Company or any of the Company's Subsidiaries, unless such information shall have become public, except

                             (i)   in connection with enforcement of this
    Agreement to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 8.7 with respect to such information;

                             (ii)  pursuant to any statutory or regulatory
    requirement or any mandatory court order, subpoena or other legal process;

                             (iii) to any parent or corporate Affiliate of such
    Purchaser to any permitted transferee of the Preferred Stock; PROVIDED, HOWEVER, that any such Person shall agree to comply with the restrictions set forth in this Section 8.7 with respect to such information;

                             (iv)  to its independent counsel, auditors and
    other professional advisors, with an instruction to such Person to keep such information confidential; and

                             (v)   with the prior written consent of the
    Company,to any other Person.

               8.8. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               8.9. SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances, other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

               8.10. ENTIRE AGREEMENT; INTERPRETATION. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral. It is the intention of the parties that this Agreement shall not be construed more strictly with regard to one party than with regard to any other party.

               8.11. ASSIGNMENT. Without the written consent of the other parties hereto, this Agreement shall not be assigned by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); PROVIDED, HOWEVER, that First Security Corporation may assign this Agreement to an Affiliate of First Security Corporation upon prior written notice to the Company.

               8.12. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of 66-2/3% of the shares of Preferred Stock. No other course of dealing between the Company and the holder of any Preferred Stock or any delay in exercising any rights hereunder or under the Articles of Incorporation or the Articles of Amendment shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

               8.13. GOVERNING LAW; CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah. Each party hereto for such party and such party's successors and assigns agrees that the State of Utah shall be the exclusive venue (to the extent that subject matter jurisdiction exists) for all causes of action arising out of this Agreement. This consent to jurisdiction and venue shall not be deemed a waiver of any right of any party to remove any litigation to a federal court located in the State of Utah. The Company hereby irrevocably designates, appoints and empowers CT Corporation System at its Salt Lake City, Utah, office, as its authorized agent for service of process in the State of Utah in any suit or proceeding with respect to this Agreement.

               8.14. UNDERSTANDING AMONG THE PURCHASERS. The determination of each Purchaser to purchase the Preferred Stock pursuant to this Agreement has been made by such Purchaser independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

               8.15. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               8.16. JURY WAIVER. EACH OF THE COMPANY AND THE PURCHASERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, OR COUNTERCLAIM ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

               8.17.    TIME. Time is of the essence.

    IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be duly executed as of the date first written above by their respective officers thereunto duly authorized.


                                        FIRST INTERSTATE BANCSYSTEM OF
                                        MONTANA, INC.


                                        By:_________________________
                                        Name:     Thomas W. Scott
                                        Title:    President & Chief
                                                  Executive Officer

                        PURCHASERS:

                        FIRST SECURITY CORPORATION


                        By:
                            ----------------------
                        Name:     Scott C. Ulbrich
                        Title:    Executive Vice President Finance and Capital
                                  Markets and Chief Financial Officer

                                  TABLE OF CONTENTS


1. Authorization .............................................................1

    1.1. Authorization of the Preferred Stock ................................1

    1.2. Purchase and Sale of the Preferred Stock ............................1

    1.3. The Closing .........................................................1

2. Conditions Precedent to Obligations to Close ..............................2

    2.1. Conditions to Each Party's Obligation to Effect the
              Purchase and Sale of the Preferred Stock .......................2

    2.1.1 Governmental and Regulatory Consents ...............................2

    2.1.2 Third Party Consents ...............................................2

    2.1.3 Purchase Permitted by Applicable Laws ..............................2

    2.1.4 Consummation of the Acquisition ....................................2

    2.2. Conditions to Obligation of Each Purchaser ..........................2

    2.2.1 Representations and Warranties .....................................2

    2.2.2 Certificate of Designation .........................................3

    2.2.3 Blue Sky Clearances ................................................3

    2.2.4 Closing Documents ..................................................3

    2.2.5 Proceedings ........................................................3

    2.2.6 Expenses ...........................................................3

    2.2.7 Compliance with Applicable Laws ....................................3

    2.2.8 Delivery of Stock Certificates .....................................4

    2.2.9 No Material Adverse Change .........................................4

    2.2.10 Performance of Obligations ........................................4

    2.3. Conditions to Obligation of the Company .............................4

    2.3.1 Proof Each Purchaser is An Institutional Investor ..................4

3. Representations and Warranties of the Company .............................4

    3.1. Organization; Bank Holding Company Registration .....................4

    3.2. Corporate Power; Authorization ......................................4

    3.3. No Conflict .........................................................4

    3.4. Capitalization ......................................................5

    3.5. Disclosure ..........................................................5

    3.6. Financial Statements ................................................5

    3.7. Compliance with Law .................................................5

    3.8. Governmental Consents ...............................................5

    3.9. Litigation ..........................................................5

    3.10. Taxes ..............................................................6

    3.11. Title to Assets ....................................................6

    3.12. Required Licenses ..................................................6

    3.13. Employee Benefits ..................................................6

    3.14. Private Offering by the Company ....................................7

    3.15. Use of Proceeds; Margin Regulations ................................7

    3.16. Existing Indebtedness ..............................................7

    3.17. Foreign Assets Control Regulations .................................7

    3.18. Environmental Matters ..............................................8

    3.19. Subsidiaries .......................................................9

    3.20. Maintenance of Insurance by Subsidiaries ...........................9

    3.21. Securities Laws ....................................................9

    3.22. Broker's Fees ......................................................9

    3.23. Use of Proceeds ...................................................10

4. Affirmative Covenants ....................................................10

    4.1. Reports and Notices ................................................10

    4.2. Maintenance of Properties ..........................................10

    4.3. Insurance ..........................................................10

    4.4. Compliance With Law ................................................11

    4.5. Maintenance of Corporate Existence .................................11

    4.6. Payment of Taxes ...................................................11

5. Negative Covenants .......................................................11

    5.1. No Conflicting Agreements ..........................................11

    5.2. Related Party Transactions .........................................11

6. Transfer of the Preferred Stock ..........................................11

    6.1. Permitted Transfers ................................................11

    6.2. Restrictions on Transfer; Right of First Refusal ...................11

7. Definitions ..............................................................12

8. Miscellaneous ............................................................14

    8.1. Course of Dealing ..................................................14

    8.2. Notices ............................................................14

    8.3. Treatment of the Preferred Stock ...................................15

    8.4. Purchaser's Representations ........................................15

    8.5. Expenses ...........................................................16

    8.6. Remedies ...........................................................16

    8.7. Confidentiality ....................................................16

    8.8. Headings ...........................................................17

    8.9. Severability .......................................................17

    8.10. Entire Agreement; Interpretation ..................................17

    8.11. Assignment ........................................................17

    8.12. Consent to Amendments .............................................17

    8.13. Governing Law; Consent to Jurisdiction; Appointment of Agent
               for Service of Process .......................................18

    8.14. Understanding Among the Purchasers ................................18

    8.15. Counterparts ......................................................18

    8.16. JURY WAIVER .......................................................18

    8.17. Time ..............................................................18

SCHEDULES

Schedule of Purchasers  i

Schedule 3.4 Options  ii

Schedule 3.10 Taxes   ii

Schedule 3.19 Subsidiaries  vi


EXHIBITS

Exhibit A Certificate of Designation  vii